EXHIBIT 10.3

FIRST AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

First Amendment to Revolving Credit and Security Agreement, dated as of the 31st day of March, 2006, by and among Radnor Holdings Corporation, a Delaware corporation (“Radnor”), StyroChem U.S., Ltd., a Texas limited partnership (“SUL”), WinCup Texas, Ltd., a Texas limited partnership (“WTL”), Wincup Holdings, Inc., a Delaware corporation (“WHI”) (Radnor, SUL, WTL and WHI are each, a “Borrower” and collectively, the “Borrowers”), WinCup Europe Delaware, Inc., a Delaware corporation (“WEDI”), StyroChem Europe Delaware, Inc., a Delaware corporation (“SEDI”), Radnor Chemical Corporation, a Delaware corporation (“RCC”), StyroChem Delaware, Inc., a Delaware corporation (“SDI”), StyroChem GP, L.L.C., a Delaware limited liability company (“SGL”), StyroChem LP, L.L.C., a Delaware limited liability company (“SLL”), WinCup GP, L.L.C., a Delaware limited liability company (“WGL”) and WinCup, LP, L.L.C., a Delaware limited liability company (“WLL”) (WEDI, SEDI, RCC, SDI, SGL, SLL WGL and WLL are each a “Guarantor” and collectively, the “Guarantors”), National City Business Credit, Inc., an Ohio corporation (“NCBC”), Bank of America, N.A. (“BOA”) and various other financial institutions from time to time (NCBC, BOA and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), NCBC, as administrative and collateral agent for the Lenders and the Issuer (as hereinafter defined) (in such capacity, the “Agent”), BOA, as syndication agent for the Lenders and National City Bank, a national banking association, as the issuer (the “Issuer”) (the “First Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Issuer and the Agent entered into that certain Revolving Credit and Security Agreement, dated December 29, 2005, pursuant to which, among other things, the Lenders agreed to extend credit to the Borrowers (the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders, the Issuer and the Agent desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety:

“Measurement Quarter”

“Reporting Quarter”

3. Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:

“Financial Covenant Triggering Event” shall mean (a) the occurrence of a Default or Event of Default that is continuing, or (b) the Borrowers’ Undrawn Availability is less than Ten Million and 00/100 Dollars ($10,000,000.00) on any day, at which time the Borrowers shall comply with the terms of Section 6.5.

“Maximum Revolving Advance Amount” shall mean Eighty Five Million and 00/100 Dollars ($85,000,000.00).

“Tennenbaum Credit Agreement” shall mean the Credit Agreement dated as of December 1, 2005 by and among Radnor, as the borrower, RCC, RMDI, RMI, SDI, SEDI, SUL, SGL, SLL, WEDI, WGL, WLL, WTL, WHI and RD2I, all as guarantors, the Tennenbaum Lenders, each as a lender, and Tennenbaum, as agent and collateral agent, as amended by the 2006 Tennenbaum Amendment, with respect to loans made by the Tennenbaum Lenders to Radnor in the aggregate principal amount of One Hundred Eighteen Million Five Hundred Thousand and 00/100 Dollars ($118,500,000.00), as further amended from time to time.

“Undrawn Availability” shall mean, at a particular date, an amount equal to (a) the lesser of (i) the Formula Amount plus the amount in Section 2.1(a)(y)(v) or (ii) the Maximum Revolving Advance Amount, minus the aggregate amount of outstanding Letters of Credit, minus (b) the sum of (w) the outstanding amount of Revolving Advances plus (x) the outstanding amounts of Swing Loans plus (y) all amounts due and owing to the Borrowers’ trade creditors which are outstanding sixty (60) days or more beyond the due date (without duplication with respect to any such amount deducted from the Formula Amount), plus (z) fees and expenses for which the Borrowers are liable but which have not been paid or charged to the Borrowers’ Account.

4. Section 1.2 of the Credit Agreement is hereby amended by inserting the following definitions:

“Average Undrawn Availability Certificate” shall mean a certificate duly executed by an officer of the Borrowing Agent showing the average daily Undrawn Availability for the applicable month, as calculated from the Borrowing Base Certificates submitted during such month.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Tranche C Notes” shall mean the Tranche C Notes in the aggregate principal amount of Twenty Three Million Five Hundred Thousand and 00/100 Dollars ($23,500,000.00), due September 15, 2009 and issued on April 4, 2006 pursuant to the 2006 Tennenbaum Amendment.

“2006 Senior Notes Amendment” shall mean the Supplemental Indenture, dated April 3, 2006, by and among Radnor, the guarantors party thereto and Wachovia Bank, National Association, as Trustee, which amends and supplements the Senior Notes Indenture.

“2006 Tennenbaum Amendment” shall mean the Amendment No. 1 dated as of April 4, 2006 by and among Radnor, as the borrower, RCC, RMDI, RMI, SDI, SEDI, SUL, SGL, SLL, WEDI, WGL, WLL, WTL, WHI and RD2I, all as guarantors, the Tennenbaum Lenders, each as a lender, and Tennenbaum, as agent and collateral agent.

5. Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(a) Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to the Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and Swing Loans or (y) an amount equal to the sum of:

(i) up to eighty-five percent (85%), subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables, plus

(ii) up to the lesser of (A) sixty percent (60%), subject to the provisions of Section 2.1(b) hereof (“Inventory Advance Rate”) (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the “Advance Rates”), of the value of Eligible Inventory, or (B) Forty Million and 00/100 Dollars ($40,000,000.00) in the aggregate at any one time, minus

(iii) the aggregate amount of outstanding Letters of Credit, minus

(iv) the aggregate amount of outstanding Swing Loans, minus

(v) Six Million and 00/100 Dollars ($6,000,000.00), minus

(vi) such reserves as the Agent may reasonably deem proper and necessary from time to time.

The amount derived from the sum of Sections 2.1(a)(y)(i) and (ii) minus the sum of Section 2.1(a)(y)(iii) through (vi) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

6. Section 3.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

3.1 Interest.

(a) Interest on Advances shall be payable in arrears on the first (1st) day of each calendar month with respect to Domestic Rate Loans and on the last day of the Term and, with respect to Libor Rate Loans, at the end of each Interest Period or, for Libor Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months on the anniversary date of the commencement of such Libor Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the calendar month (the “Monthly Advances”). From March 31, 2006, through the day immediately preceding the first (1st) Incentive Pricing Effective Date, (x) Domestic Rate Loans shall bear interest for each day at a rate per annum equal to the Alternate Base Rate plus three quarters of one percent (.75%), and (y) Libor Rate Loans shall bear interest for each applicable Interest Period at a rate per annum equal to the Libor Rate plus two and one half of one percent (2.50%).

(b) Subject to the terms and conditions of this Agreement, during each fiscal month of the Borrowers, in accordance with Section 9.2 hereof, the Borrowers shall submit to the Agent an Average Undrawn Availability Certificate as of the last day of the prior fiscal month. Upon receipt of the Average Undrawn Availability Certificate by the Agent as of April 30, 2006 and as of the last day of each fiscal month thereafter, the

Borrowers’ daily average Undrawn Availability shall be calculated for the fiscal month then ending. From the first (1st) day of the first (1st) full fiscal month following the Agent’s receipt of such Average Undrawn Availability Certificate (the “Incentive Pricing Effective Date”) until the next Incentive Pricing Effective Date, (x) Domestic Rate Loans shall bear interest for each day at a rate per annum equal to the Alternate Base Rate plus the applicable margin determined by reference to the Borrowers’ daily average Undrawn Availability (the “Applicable Base Rate Margin”) set forth below and (y) Libor Rate Loans shall bear interest during each applicable Interest Period at a rate per annum equal to the Libor Rate plus the applicable margin determined by reference to the Borrowers’ daily average Undrawn Availability (the “Applicable Libor Rate Margin”) set forth below:

Tier	Undrawn Availability (in Millions)		Applicable Libor Rate Margin	Applicable Base Rate Margin	Applicable Letter of Credit Fee Percentage
I	> $	22.5	1.75%	0.00%	1.75%
II	> $ $	20.0 < 22.5	2.00%	0.25%	2.00%
III	> $ $	17.5 < 20.0	2.25%	0.50%	2.25%
IV	> $ $	15.0 < 17.5	2.50%	0.75%	2.50%
V	> $ $	12.5 < 15.0	2.75%	1.00%	2.75%
VI	> $ $	10.0 < 12.5	3.00%	1.25%	3.00%
VII	< $	10.0	3.25%	1.50%	3.25%

(c) Subject to the terms and conditions of this Agreement, in the event that the Borrowers fail to timely deliver the Average Undrawn Availability Certificate in accordance with Section 9.2 hereof, the Applicable Margin and the Applicable Letter of Credit Fee Percentage shall be the amount corresponding to Tier VII until the delivery of such Average Undrawn Availability Certificate.

(d) Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Libor Rate shall be adjusted with respect to Libor Rate Loans without notice or demand of any kind on the effective date of any change in the Eurocurrency Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2.00%) per annum (the “Default Rate”).

7. The first sentence of Section 3.2(a) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

The Borrowers shall pay (x) to the Agent, for the ratable benefit of the Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by (i) from March 31, 2006, until the first (1st) Incentive Pricing Effective Date, two and one half of one percent (2.50%) per annum and (ii) on and after the first (1st) Incentive Pricing Effective Date, the applicable percentage per annum determined by reference to the Borrowers’ daily average Undrawn Availability as set forth in Section 3.1(b) hereof (the “Applicable Letter of Credit Fee Percentage”), such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each calendar month and on the last day of the Term and (y) to the Issuer, for its own account, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by one-quarter of one percent (0.25%) per annum, such fees to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first (1st) day of each calendar month and on the last day of the Term and (z) to the Issuer, for its own account, any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse the Agent for any and all fees and expenses, if any, paid by the Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”).

8. Section 4.10 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

4.10 Inspection of Premises.

At all reasonable times (after providing reasonable advance notice to the Loan Parties) as the Agent deems necessary, the Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. The Agent and its agents may enter upon any of each Loan Party’s premises at any time during business hours and at any other reasonable time (after providing reasonable advance notice to the Loan Parties), and from time to time as the Agent deems necessary, for the purpose of inspecting and appraising the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business. Notwithstanding anything herein to the contrary, (i) prior to the occurrence of a Default or Event of Default that is continuing, the Agent and/or its agents shall conduct such audits, inspections, field examinations and appraisals no more frequently than once per fiscal quarter (for each audit, inspection, field examination and appraisal), and (ii) after the occurrence of a Default or Event of Default that is continuing, the Agent may conduct such audits, inspections, field examinations and appraisals at any time and from time to time and the Agent shall not be required to provide advance notice to the Loan Parties with respect thereto.

9. The second sentence of Section 5.5(b) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

From December 31, 2004 through the Closing Date, except as otherwise disclosed in the draft unaudited financial statements of Radnor and its Subsidiaries for fiscal year ended December 30, 2005 previously delivered to the Agent, there has been no change in the financial condition of Radnor and its Subsidiaries as shown on the consolidated balance sheet as of December 31, 2004 and no change in the aggregate value of Equipment and Real Property owned by Radnor and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has had, or reasonably could be believed to cause in the future, a Material Adverse Effect.

10. Section 5.18 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

5.18 Delivery of Tennenbaum Loan Documents, 2006 Tennenbaum Amendment and Senior Notes Documentation.

Agent has received complete copies of the Tennenbaum Loan Documents, the 2006 Tennenbaum Amendment, the Senior Notes Documentation, the 2006 Supplemental Indenture and all amendments and waivers with respect thereto. None of such documents and agreements have been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Agent.

11. Section 6.5 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.5 Fixed Charge Coverage Ratio.

Maintain a Fixed Charge Coverage Ratio (for Radnor and its Subsidiaries on a consolidated basis) of not less than 1.10 to 1.00 (i) as of the last day of the fiscal quarter ending on or about June 30, 2006 for the fiscal quarter then ending, (ii) as of the last day of the fiscal quarter ending on or about September 30, 2006 for the period equal to the two (2) consecutive fiscal quarters then ending, (iii) as of the last day of the fiscal quarter ending on or about December 31, 2006 for the period equal to the three (3) consecutive fiscal quarters then ending, (iv) as of the last day of the fiscal quarter ending on or about March 31, 2007 for the period equal to the four (4) consecutive fiscal quarters then ending, and (v) as of the last day of each fiscal quarter thereafter for the period equal to the four (4) consecutive fiscal quarters then ending; provided, however, unless a Financial Covenant Triggering Event occurs during the fiscal quarter immediately following the most recently ended fiscal quarter, the requirement to maintain the Fixed Charge Coverage Ratio pursuant to this Section 6.5 shall not be applicable. Accordingly, if a Financial Covenant Triggering Event occurs during the fiscal quarter immediately following the most recently ended fiscal quarter, the requirement to maintain the Fixed Charge Coverage Ratio with respect to such most recently ended fiscal quarter shall be applicable and such Fixed Charge Coverage Ratio shall be calculated based upon the compliance certificate previously delivered or required to be delivered pursuant to Article IX hereof with respect to such most recently ended fiscal quarter and, in such case, if the Fixed Charge Coverage Ratio was not maintained as set forth in this Section 6.5 with respect to such most recently ended fiscal quarter, the Loan Parties shall have breached this Section 6.5 on the later of (i) the date on which the Financial Covenant Triggering Event occurred or (ii) the date on which the compliance certificate was required to be delivered pursuant to Article IX hereof.

12. Section 7.6 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.6 Capital Expenditures.

Make or incur any Capital Expenditure or commitments for Capital Expenditures (including capitalized leases) in calendar year 2006 or in any calendar year thereafter in an aggregate amount for Radnor and its Subsidiaries on a consolidated basis with respect to each such year in excess of Seventeen Million Five Hundred Thousand and 00/100 Dollars ($17,500,000.00).

13. Section 7.17 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.17 Prepayment of Indebtedness.

At any time, directly or indirectly, prepay any Indebtedness or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party, except for the prepayment, repurchase, redemption, retirement or acquisition of (a) any Indebtedness of any Loan Party owed to the Lenders pursuant to this Agreement or the Other Documents; (b) any Indebtedness of any Loan Party owed to another Loan Party; (c) in connection with a refinancing of such Indebtedness permitted under this Agreement; or (d) the Tranche C Notes so long as (i) immediately prior to and after giving effect to such prepayment, (y) no Default or Event of Default shall exist, and (z) the Borrowers’ daily average Undrawn Availability shall exceed Twenty Million and 00/100 Dollars ($20,000,000.00) for the most recently ended fiscal month, and (ii) such prepayment occurs after December 31, 2006; provided, however and notwithstanding the foregoing subsections (d)(i)(z) and (d)(ii), such prepayment may occur at any time if such prepayment is made solely with the proceeds of an equity issuance permitted by this Agreement and after taking into account such prepayment, Undrawn Availability exceeds Twenty Million and 00/100 Dollars ($20,000,000.00).

14. Section 7.18 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

7.18 Other Agreements.

Enter into any amendment, waiver or modification of the Tennenbaum Loan Documents or the Senior Notes Documentation that could reasonably be expected to materially and adversely affect the Agent, the Lenders or the Issuer; provided, however, that, notwithstanding anything to the contrary in this Agreement, the Loan Parties may (a) enter into the 2006 Supplemental Indenture and the 2006 Tennenbaum Amendment, and (b) incur the Indebtedness and create the Liens contemplated by the 2006 Tennenbaum Amendment.

15. The first sentence of Section 9.2 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

Deliver to the Agent on or before the fifteenth (15th) day following the fiscal month end as and for the prior fiscal month (a) accounts receivable agings of the Borrowers (reconciled to the general ledger and Borrowing Base Certificate), (b) accounts payable schedules of the Borrowers (reconciled to the general ledger), (c) Inventory reports of the Borrowers (which shall include a lower of cost or market calculation), (d) a Borrowing Base Certificate (which shall be executed by the Chief Executive Officer, Chief Financial Officer, Treasurer or any Executive Vice President of Radnor and calculated as of the last day of the prior fiscal month and which shall not be binding upon the Agent or restrictive of the Agent’s rights under this Agreement) and (e) an Average Undrawn Availability Certificate (which shall be executed by the Chief Executive Officer, Chief Financial Officer, Treasurer or any Executive Vice President of Radnor and calculated as of the last day of the prior fiscal month and which shall not be binding upon the Agent or restrictive of the Agent’s rights under this Agreement).

16. Section 9.4 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

9.4 Material Occurrences.

Promptly, but in any event no later than five (5) days after such occurrence, notify the Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under the Tennenbaum Loan Documents or the Senior Notes Documentation; (c) any event, development or circumstance whereby any financial statements or other reports furnished to the Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Radnor and its Subsidiaries on a consolidated basis as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two (2) plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (e) each and every default by any Loan Party which would reasonably be expected to result in the acceleration of the maturity of any Indebtedness which individually, or in the aggregate, is in excess of Five Million and 00/100 Dollars ($5,000,000.00), including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case, to the extent permitted by applicable law, describing the nature thereof and the action the Loan Parties propose to take with respect thereto.

17. The following is hereby inserted as a new Section 9.15 of the Credit Agreement:

9.15 Updated January/February 2005 Monthly Financials.

Furnish the Agent on or before April 5, 2006, updated monthly financial statements for the months ended January 31, 2005 and February 28, 2005, all in form and substance as required by Section 9.8 hereof.

18. Section 10.2 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

10.2 Misrepresentations.

Any representation or warranty made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, as the case may be, shall prove to have been misleading in any material respect on the date when made or deemed to have been made; provided, however, that solely with respect to the representations and warranties contained in Section 5.5(b) and the second sentence of Section 5.17, this Section 10.2 shall not be applicable and the Agent, the Lenders and the Issuer shall have no rights under this Section 10.2 solely with respect to Section 5.5(b) and the second sentence of Section 5.17 so long as the Borrowers’ Undrawn Availability is greater than or equal to Ten Million and 00/100 Dollars ($10,000,000.00);

19. Section 10.10 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

10.10 Material Adverse Effect.

Any change in any Loan Party’s condition or affairs (financial or otherwise) which in the Agent’s reasonable opinion has a Material Adverse Effect; provided, however, that this Section 10.10 shall not be applicable and the Agent, the Lenders and the Issuer shall have no rights under this Section 10.10 so long as the Borrowers’ Undrawn Availability is greater than or equal to Ten Million and 00/100 Dollars ($10,000,000.00);

20. Section 13.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

13.1 Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, the Agent, each Lender, and the Issuer, shall become effective on the date hereof and shall continue in full force and effect until June 15, 2009 (the “Term”) unless sooner terminated as herein provided. The Loan Parties may terminate this Agreement at any time upon thirty (30) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), the Loan Parties shall pay to the Agent for the benefit of the Lenders an early termination fee in an amount equal to (x) two percent (2%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first (1st) anniversary of the Closing Date, (y) one percent (1%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the first (1st) anniversary of the Closing Date to and including the date immediately preceding the second (2nd) anniversary of the Closing Date, and (z) one half of one percent (0.5%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the second (2nd) anniversary of the Closing Date to and including the date immediately preceding the third (3rd) anniversary of the

Closing Date; provided, however, to the extent the Loan Parties refinance the Obligations with any Lender, or any syndicate in which any Lender is a party, then such Lender shall not be entitled to an early termination fee and the early termination fee payable under this Section 13.1 shall be reduced by such Lender’s pro rata share thereof.

21. Section 14.9 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

14.9 Delivery of Documents.

To the extent the Agent receives financial statements required under Sections 9.7, 9.9, 9.10 and 9.12, a Borrowing Base Certificate pursuant to the terms of this Agreement, an Average Undrawn Availability Certificate pursuant to the terms of this Agreement and any notice required under Section 9.4, the Agent will promptly furnish such documents and information to the Lenders and the Issuer.

22. Section 16.2(b)(ix) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(ix) alter, amend or modify Section 2.1(a)(y)(v), Section 7.17, Section 11.5 or Section 13.1 hereof;

23. Section 16.9 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

16.9 Expenses.

All costs and expenses including, without limitation, reasonable attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by the Agent on its behalf or on behalf of the Lenders and/or the Issuer and all reasonable attorneys’ fees incurred by each Lender (other than NCBC) (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on the Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to the Agent’s, any Lender’s or the Issuer’s transactions with any Loan Party, or (e) in connection with any advice given to the Agent, any Lender or the Issuer with respect to its rights and obligations under this Agreement and all related agreements, may be charged to the Borrowers’ Account and shall be part of the Obligations (the Agent shall promptly thereafter provide notice thereof to the Borrowing Agent). Notwithstanding the foregoing, the reimbursement with respect to attorneys’ fees of each Lender (other than NCBC) referenced above shall only be applicable during calendar year 2006 and shall not exceed Ten Thousand and 00/100 Dollars ($10,000.00) for each such Lender (other than NCBC) during each calendar year.

24. Section 16.19 of the Credit Agreement is hereby deleted in its entirety.

25. The provisions of Section 2 through 24 of this First Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)	this First Amendment, duly executed by each Loan Party, each Lender and the Issuer;

(b)	payment of all agreed upon fees;

(c)	evidence that the transactions contemplated by the 2006 Tennenbaum Amendment have been consummated and the Tranche C Loans (as defined in the 2006 Tennenbaum Amendment) have been funded;

(d)	the documents and conditions listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof; and

(e)	such other documents as may be reasonably requested by the Agent.

26. The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement or as set forth in this First Amendment or the exhibits attached hereto, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

27. The Loan Parties acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, the Credit Agreement, continue to secure prompt payment when due of the Obligations.

28. The Loan Parties hereby represent and warrant to the Lenders and the Agent that (i) the Loan Parties have the legal power and authority to execute and deliver this

First Amendment; (ii) the officers of the Loan Parties executing this First Amendment have been duly authorized to execute and deliver the same and bind the Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof and of the Credit Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties and (iv) this First Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

29. The Loan Parties represent and warrant that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; and (ii) they presently have no claims or actions of any kind at law or in equity against the Lenders, the Agent or the Issuer arising out of or in any way relating to the Credit Agreement or the Other Documents.

30. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

31. The agreements contained in this First Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect. This First Amendment amends the Credit Agreement and is not a novation thereof.

32. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

33. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles or the conflicts thereof. The Loan Parties hereby consent to the jurisdiction and venue of any federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

BORROWERS:

Radnor Holdings Corporation

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President and CEO

Styrochem U.S., Ltd.
By: StyroChem GP, L.L.C.
Its: General Partner
	By:	Radnor Chemical Corporation
	Its:	Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
Vice President and CFO

Wincup Holdings, Inc.

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup Texas, Ltd.
By:	WinCup GP, L.L.C.
Its:	General Partner
	By:	Wincup Holdings, Inc.
	Its:	Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

GUARANTORS:

Radnor Chemical Corporation

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem Delaware, Inc.

By:	/s/ Paul D. Ridder
Paul D. Ridder
Vice President

StyroChem GP, L.L.C.
By: Radnor Chemical Corporation
Its: Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem LP, L.L.C.
By: Radnor Chemical Corporation
Its: Sole Member

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

WinCup GP, L.L.C.
By: Wincup Holdings, Inc.
Its: Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup LP, L.L.C.
By: Wincup Holdings, Inc.
Its: Sole Member

By:	/s/ Michael T. Kennedy
Michael T. Kennedy
President

WinCup Europe Delaware, Inc.

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

StyroChem Europe Delaware, Inc.

By:	/s/ Paul D. Ridder
Paul D. Ridder
President

AGENT, LENDERS AND ISSUER:

National City Business Credit, Inc., as Lender and as Agent

By:	/s/ Michael Fine
Name:	Michael Fine
Title:	Director

Bank of America, N.A., as Lender and as Syndication Agent

By:	/s/ Robert Anchundia
Name:	Robert Anchundia
Title:	Vice President

KeyBank National Association, as Lender

By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Title:	Vice President

National City Bank, a national banking association, as Issuer

By:	/s/ Joseph Kwasny
Name:	Joseph Kwasny
Title:	Senior Vice President

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Michael T. Kennedy who acknowledged himself to be the President and CEO of Radnor Holdings Corporation, a Delaware corporation, (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the Vice President and CFO of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem GP, L.L.C., a Delaware limited liability company (the “General Partner”), the general partner of StyroChem U.S., Ltd., a Texas limited partnership (the “Partnership”), and that he, as such officer of the Sole Member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Sole Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup GP, L.L.C., a Delaware limited liability company (the “General Partner”), the general partner of WinCup Texas, Ltd., a Texas limited partnership (the “Partnership”), and that he, as such officer of the Sole Member of the General Partner, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Sole Member.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of StyroChem Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem GP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Paul D. Ridder who acknowledged himself to be the President of Radnor Chemical Corporation, a Delaware corporation (the “Sole Member”), the sole member of StyroChem LP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup GP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, personally appeared Michael T. Kennedy who acknowledged himself to be the President of Wincup Holdings, Inc., a Delaware corporation (the “Sole Member”), the sole member of WinCup LP, L.L.C., a Delaware limited liability company (the “Company”) and that he, as such officer of the Sole Member of the Company, executed the foregoing instrument for the purposes therein contained by signing his name on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of WinCup Europe Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

ACKNOWLEDGMENT

COMMONWEALTH/STATE OF PENNSYLVANIA	)
	)	SS:
COUNTY OF DELAWARE	)

On this, the 4th day of April, 2006, before me, a Notary Public, the undersigned officer, personally appeared Paul D. Ridder who acknowledged himself to be the President of StyroChem Europe Delaware, Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by himself as such officer on behalf the Company.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Susan E. Dear
Notary Public

Commission expires January 8, 2009.	Notarial Seal
Susan E. Dear, Notary Public
Bethel Twp., Delaware County
My Commission Expires January 8, 2009

Exhibits and Schedules Omitted